SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

DISCOVERY GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	Commission File Number	27-2616571
(State or other jurisdiction of incorporation or organization)	000-54709	(I.R.S. Employer Identification Number)

1000 2nd Avenue, Suite 3900, Seattle, WA 98104

(Address of Principal Executive Offices and Zip Code)

(425) 830-1192

(Issuer's telephone number)

2255 Sheridan Boulevard, Unite C-208 Edgewater, Colorado 80214

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

(a) On June 20, 2019, GRN Funds, LLC, a Washington limited liability company, and its manager and Chief Executive Officer, Justin Costello, purchased a total of 139 million shares of the Registrant’s common stock representing 55.65% of this issued and outstanding shares, in a private transaction with Stephen Flechner and David Cutler. As a result of the closing of the transaction on June 25, 2019, GRN Funds, LLC and Mr. Costello acquired a majority of the issued shares eligible to vote. The total purchase price of $300,000 was paid in cash by GRN Funds, LLC. As a condition to the closing of the transaction, the Registrant’s Directors Mr. Stephen Flechner and Mr. Ralph Shearing resigned, and Mr. Flechner resigned as Chief Executive Officer and President, and Mr. Justin Costello was concurrently named Director of the Registrant, President and Chief Executive Officer. The Registrant is a business combination related shell company, as that terms is defined in Rule 12b-2 under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1) On June 25, 2019, directors Stephen Flechner and Ralph Shearing resigned as Directors. Neither Mr. Flechner nor Mr. Shearing held positions on any committee of the Board of Directors at the time of their respective resignations. Their respective resignations were not the result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

The Registrant previously provided Mr. Flechner and Mr. Shearing with a copy of its disclosures in this filing, and directed them to furnish the Registrant as promptly as possible with a letter addressed to the Registrant stating whether he agrees with the statements made by the Registrant in this filing and, if not, stating the respects in which he does not agree. If the Registrant receives any such letter it will file same as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Registrant.

(b) On June 25, 2019, President and Chief Executive Officer Stephen Flechner resigned his positions. Mr. Flechner’s resignations were not the result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

(c) On June 25, 2019, the Registrant appointed Justin Costello, age 38, Director, President and Chief Executive Officer. No family relationship existed pertinent to the Registrant’s appointment of Mr. Costello as President and Chief Executive Officer. Mr. Costello is a graduate of the Winona State University in 2003 in Public Administration and attended Harvard University, but did not graduate. Mr. Costello manages and is the Chief Executive Officer of GRN Funds, LLC, a private equity and capital management company. Mr. Costello has not held any other directorships during the past five years in any company with a class of securities registered pursuant to section 12 of the Exchange Act, or subject to the requirements of section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a-1, et seq., as amended.

Mr. Costello was appointed Director, President and Chief Executive Officer as a condition to the closing of a stock purchase agreement on June 25, 2019, whereby Mr. Flechner, then an officer and director of the Registrant, and Mr. David Cutler, a beneficial owner of 27.82% of the Registrant’s issued and outstanding common stock, each sold sixty-nine million five hundred thousand shares, totaling 139 million shares, representing 55.65% of the Registrant’s issued and outstanding shares, to GRN Funds, LLC, an entity Mr. Costello controls, for an aggregate amount of $300,000. Mr. Flechner and Mr. Cutler were related parties to the transaction pursuant to Item 404(a) of Regulation S-K. The amount of each of Mr. Flechner and Mr. Cutler’s interest in the transaction exceeded $120,000.

There was no material compensatory plan, contract, arrangement or award in connection with Mr. Costello’s appointment as officer and director of the registrant.

Section 8 - Other Events

Item 8.01 Other Events.

On June 25, 2019, the Registrant changed its address and phone number to:

1000 2nd Avenue, Suite 3900, Seattle, WA 98104; (425) 830-1192

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Stock Purchase Agreement	Previously filed on Form 8-K dated July 1, 2019
17.1	Shearing letter of resignation	Previously filed on Form 8-K dated July 1, 2019
17.2	Flechner letter of resignation	Previously filed on Form 8-K dated July 1, 2019
20.1	Board of Directors resolution	Previously filed on Form 8-K dated July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 2, 2019

DISCOVERY GOLD CORPORATION

By: /s/ Justin Costello

Justin Costello

Chief Executive Officer

(Principal Executive Officer)